Exhibit 10.5

SUTHERLAND ASSET MANAGEMENT CORPORATION
2013 EQUITY INCENTIVE PLAN

1.                                      Purpose.  The Plan is intended to provide incentives to directors, officers, advisors, consultants, key employees, and others expected to provide significant services to the Company and its Subsidiaries, including the Manager and personnel, employees, officers and directors of the other Participating Companies (as defined herein), to encourage a proprietary interest in the Company, to encourage the Manager and such key personnel to remain in the service of the Company and the other Participating Companies, to attract new personnel with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies, in each case, as may be necessary from time to time.  In furtherance thereof, the Plan permits awards of equity-based incentives to the Manager and key personnel, employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.

2.                                      Definitions.  As used in this Plan, the following definitions apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Award Agreement” shall mean a written agreement evidencing a Grant pursuant to the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based upon a finding by the Company, acting in good faith, after the occurrence of any of the following:  (i) the Grantee has engaged in any criminal offense which involves a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty, or has committed gross negligence; (ii) any Grantee has persistently and willfully neglected his or her duties in respect of the Company, the Manager or any other Participating Company or failed to devote substantially all of his or her working time, attention, energy and skills to the faithful and diligent performance of such duties, after the Company or the applicable Participating Company has given written notice specifying such conduct and giving the Grantee a reasonable period of time (not less than thirty (30) days), to conform his or her conduct to such duties; (iii) any Grantee that becomes ineligible pursuant to Section 9(a) or (b) of the Investment Company Act of 1940 to serve as an investment advisor (or in any other capacity affected by such Section) to a registered investment company or is or becomes ineligible pursuant to Section 203 of the Investment Advisors Act of 1940 to serve as a registered investment advisor, or has been determined by an appropriate body to have engaged in conduct that would permit the U.S. Securities and Exchange Commission to bar him or her from any such services; (iv) any Grantee has engaged in conduct which may have a material adverse effect on, or cause reputational damage to, the Company or any Participating Company (as determined by the Company in its sole and absolute discretion); or (v) the Grantee’s intentional breach of any material provision of an Award Agreement or any other agreements of the Company, the Manager or any of their respective affiliates.  As used in this definition, “material” means “more than de minimis.”

“Change in Control” means unless otherwise provided in an Award Agreement the happening of any of the following:

(i)                                     any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Grantee, the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company);

(ii)                                  any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

(iii)                               there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)                              the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Company or any subcommittee of the Board as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist of two or more persons who, at the time of their appointment, each qualified as a “Non Employee Director” under Rule 16b 3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162 27(e)(3)(i) of the Treasury Regulations.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” shall mean Sutherland Asset Management Corporation, a Maryland corporation.

“DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

“Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Award Agreement, a finding by the Committee, based on the basis of medical evidence satisfactory to the Committee in its sole and absolute judgment, that a Grantee is disabled, mentally or physically, within the meaning of Section 409A(a)(2)(C) of the Code.  Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Eligible Persons” shall mean the Manager and officers, directors, advisors, personnel and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies.  For purposes of the Plan and to the extent consistent with applicable securities law, a provider of significant services (such as a consultant or advisor) to the Company or any other Participating Company shall be deemed to be an Eligible Person, but will be eligible to receive Grants (but in no event Incentive Stock Options), only after a finding by the Committee in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

“Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by a Participating Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)                                     If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange on the date in question (or, if no such price is available for such date, for the last preceding date on which there was a sale of Shares on such exchange), as determined by the Committee.

(ii)                                  If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices on the date in question for the Shares in such over-the-counter market (or, if no such average is available for such date, for the last preceding date on which there was a sale of Shares in such market), as determined by the Committee.

(iii)                               If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine.  Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for 10 trading days.

Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with the final regulations promulgated under Section 409A of the Code.

“Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, Restricted Limited Partnership Units, or other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person.  The Committee will determine the eligibility of personnel, employees, officers, directors and others expected to provide significant services to any Participating Company based on, among other factors, the position and responsibilities of such individuals, the nature and value to such Participating Company of such individuals’ accomplishments and potential contribution to the success of such Participating Company whether directly or through its subsidiaries.

“Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares, DERs, Restricted Limited Partnership Units or other equity-based awards are granted hereunder.

“Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee of (i) the Company, or (ii) a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.

“Manager” shall mean Waterfall Asset Management, LLC, the Company’s manager.

“Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

“Operating Partnership” shall mean Sutherland Partners, L.P., a Delaware limited partnership.

“Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Participating Companies” shall mean the Company, the Subsidiaries, the Manager, and, with the consent of the Board or the Committee, any of their respective affiliates and any joint venture affiliate of the Company.

“Performance-Based Grants” shall have the meaning set forth in Section 14.

“Performance Criteria” shall have the meaning set forth in Exhibit A.

“Performance Goals” shall have the meaning set forth in Section 14.

“Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” shall mean the Company’s 2013 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.

“Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which an Option is exercised.

“Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

“Restricted Limited Partnership Units” shall mean restricted limited partner profits interests in the Operating Partnership and other restricted limited partnership units in the Operating Partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by the Operating Partnership or the achievement of certain goals or events, which may be convertible into or exchangeable for other securities of the Operating Partnership or into shares of the Company’s capital stock, including the Shares.

“Settlement Date” shall have the meaning set forth in Section 10(d)(iii)(A) hereof.

“Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 16 of the Plan (if applicable).

“Subsidiary” shall mean any corporation, partnership, limited liability company or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company or by another Subsidiary.

“Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and any Participating Company is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement; provided,  however, Termination of Service shall not include a termination where there is a simultaneous continuation of service of the Grantee (sufficient to constitute service as an Eligible Person) for another Participating Company.  The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service.  For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

3.                                      Effective Date.  The effective date of the Plan is November 25, 2013.  The Plan shall terminate on, and no award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided,  however,  that the Board may at any time prior to that date terminate the Plan.

4.                                      Administration.

(a)                                 Membership on Committee.  The Plan shall be administered by the Committee.  If no Committee is appointed by the Board to act for those purposes or the Board otherwise so elects, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)                                 Committee Meetings.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

(c)                                  Grant of Awards.

(i)                                     The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Award Agreement to an Eligible Person.  In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate.  The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock), DERs, Restricted Limited Partnership Units or other equity-based awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  The Committee shall also cause each Incentive Stock Option to be designated as such, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company or a “subsidiary corporation” or a “parent corporation” as defined in Section 424(f) of the Code.  The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement.  DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion.  Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.  The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law.  Without limiting the generality of Section 25 hereof, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)                                  Notwithstanding clause (i) of this Section 4(c), unless otherwise required by law or exchange listing rules, any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Company who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

(d)                                 Awards.

(i)                                     Agreements.  Grants to Eligible Persons shall be evidenced by written Award Agreements in such form as the Committee shall from time to time determine (which Award Agreements need not be in the same form as any other Award Agreement evidencing Grants under the Plan and need not contain terms and conditions identical to those applicable to any other Grant under the Plan or to those applicable to any other Eligible Persons).  Such Award Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)                                  Number of Shares.  Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 16 hereof.

(iii)                               Grants.  Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(A)                               to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(B)                               to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Award Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(C)                               to amend any outstanding Grant, subject to Section 18 hereof, and to accelerate or extend the vesting or exercisability of any Grant (in compliance with Section 409A of the Code, if applicable) and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate;

(D)                               to determine the circumstances, if any, upon which an award made under the Plan shall be subject to forfeiture in whole or in part as a result of a breach by the Grantee of a provision or covenant to which the Grantee is subject; and

(E)                                generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

(iv)                              Any Grant awarded after the effective date of the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy or as otherwise required by applicable law.

5.                                      Participation.

(a)                                 Eligibility.  Only Eligible Persons shall be eligible to receive Grants under the Plan.

(b)                                 Limitation of Ownership.  No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding Shares, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

(c)                                  Share Ownership.  For purposes of Section 5(b) above, in determining Share ownership, a Grantee shall be considered as owning the Shares owned, directly or indirectly, by or for his or her brothers, sisters, spouses, ancestors and lineal descendants.  Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.  Shares with respect to which any person holds an Option shall be considered to be owned by such person.

(d)                                 Outstanding Shares.  For purposes of Section 5(b) above, “outstanding Shares” shall include all Shares actually issued and outstanding immediately after the issue of the Grant to the Grantee.  With respect to the Share ownership of any Grantee, “outstanding Shares” shall include Shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

6.                                      Shares.  Subject to adjustments pursuant to Section 16 hereof, no Grant may cause the total number of Shares subject to all outstanding awards to exceed 5.0% of the Shares issued and outstanding from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into Shares).  Notwithstanding the first sentence of this Section 6, (x) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (y) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants.  Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan.  The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.  Shares subject to DERs, other than DERs based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of this Section 6.  Notwithstanding the limitations above in this Section 6, except in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan.  If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.

7.                                      Terms and Conditions of Options.

(a)                                 Each Award Agreement with an Eligible Person shall state the Exercise Price.  The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

(b)                                 Medium and Time of Payment.  Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option.  In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 22 hereof.  If the applicable Award Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following, taking into account the desired accounting treatment and compliance with applicable law:

(i)                                     by a certified or bank cashier’s check;

(ii)                                  by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price;

(iii)                               by reduction of the Shares issuable upon exercise of the Option;

(iv)                              by cancellation of indebtedness owed by the Company to the Grantee;

(v)                                 subject to Section 19(e) hereof, by broker-assisted cashless exercise using a broker reasonably acceptable to the Company, pursuant to which the Grantee delivers to the Company, on or prior to the exercise date, the Grantee’s instruction directing and obligating the broker to (a) sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and (b) remit to the Company a sufficient portion of the sale proceeds to pay the aggregate purchase price, no later than the third trading day after the exercise date;

(vi)                              subject to Section 18(e) hereof, by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee.  The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(vii)                           by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Shares as payment upon exercise of an Option.  Any fractional Shares resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

(c)                                  Term and Nontransferability of Grants and Options.

(i)                                     Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the restrictions set forth in clauses (ii) through (v) below.

(ii)                                  No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)                               No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his or her death; provided,  however,  that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (A) does not result in accelerated taxation, (B) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (C) is otherwise appropriate and desirable.

(iv)                              Notwithstanding Section 7(c)(iii) above, if the Award Agreement provides, an Option that is not an Incentive Stock Option may be transferred by an Optionee to the Optionee’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this clause shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Optionee; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Optionee or his or her transferee), the Option and any corresponding stock appreciation right that relates to such Option must be transferred to the same person or persons or entity or entities.

(v)                                 No Option shall be exercisable until such time as set forth in the applicable Award Agreement (but in no event after the expiration of such Grant).

(vi)                              No modification of an Option shall, without the consent of the Optionee or as required by applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error, materially impair the rights of an Optionee under any Option previously granted.

(d)                                 Termination of Service, other than by Death, Disability, or for Cause.  Unless otherwise provided in the applicable Award Agreement, upon any Termination of Service for any reason other than his or her death or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within 90 days after Termination of Service, but only to the extent that, at the date of

Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited; provided,  however,  that, unless otherwise provided in the applicable Award Agreement, if there occurs a Termination of Service by a Participating Company for Cause, any Option not exercised in full prior to such termination shall be cancelled.

(e)                                  Death of Optionee.  Unless otherwise provided in the applicable Award Agreement, if the Optionee of an Option dies while an Eligible Person or within 90 days after any Termination of Service other than for Cause, and has not fully exercised such Option, subject to the restrictions of Section 4(c) above, such Option may be exercised at any time within 12 months after the Optionee’s death (or 12 months after the Optionee’s Termination of Service, if sooner) by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(f)                                   Disability of Optionee.  Unless otherwise provided in the Award Agreement, upon any Termination of Service for reason of his or her Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise an Option at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Award Agreement and had not previously been exercised or forfeited.

(g)                                  Rights as a Stockholder.  An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 16 hereof.

(h)                                 Modification, Extension and Renewal of Option.  Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but not including repricings, in the absence of stockholder approval).  The Committee may modify, extend or renew any Option granted to any Eligible Person, taking into consideration Rule 16b-3 under the Exchange Act and Section 409A of the Code.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

(i)                                     Stock Appreciation Rights.  The Committee, in its discretion, may (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee and as may be set forth in the applicable Award Agreement, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

(j)                                    Deferral.  The Committee may establish a program (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) under which Optionees will have Phantom Shares, subject to Section 10 hereof, credited upon their exercise of Options, rather than receiving Shares at that time.

(k)                                 Other Provisions.  The Award Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.                                      Special Rules for Incentive Stock Options.

(a)                                 In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans) required to be taken into account under Section 422(d) of the Code shall not exceed $100,000.

(b)                                 In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

(c)                                  If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

9.                                      Provisions Applicable to Restricted Stock.

(a)                                 Vesting Periods.  In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement.  Subject to the provisions of this Section 9, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)                                 Grant of Restricted Stock.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the Grant of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the Grant of Restricted Stock under the Plan as it may deem appropriate.

(c)                                  Certificates.

(i)                                     Each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  Any such certificate shall be registered in the name of the Grantee.  Without limiting the generality of Section 6 hereof, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE SUTHERLAND ASSET MANAGEMENT CORPORATION. 2013 EQUITY INCENTIVE PLAN, AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND SUTHERLAND ASSET MANAGEMENT CORPORATION COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF SUTHERLAND ASSET MANAGEMENT CORPORATION AT 1140 AVENUE OF THE AMERICAS, 7TH FLOOR, NEW YORK, NEW YORK 10036.

(ii)                                  The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant.  If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d) hereof.

(iii)                               For purposes of clarity, nothing contained in the Plan shall preclude the use of non-certficated evidence of ownership that the Committee determines to be appropriate, including book entry.

(d)                                 Restrictions and Conditions.  Unless otherwise provided by the Committee in an Award Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)                                     Subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to which such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  Subject to the provisions of the applicable Award Agreement, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)                                  Except as provided in the foregoing clause (i), or in Section 16 hereof, the Grantee shall have, in respect of the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the underlying Shares and receive dividends.  Certificates for Shares underlying Restricted Stock (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee (or where permitted, transferee) promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such shares of Restricted Stock.

(iii)                               Termination of service.  Unless otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service for any reason, then (A) all shares of Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (X) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 9(b) hereof, and (Y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

10.                               Provisions Applicable to Phantom Shares.

(a)                                 Grant of Phantom Shares.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the Granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

(b)                                 Term.  The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

(c)                                  Vesting.

(i)                                     Subject to the provisions of the applicable Award Agreement and Section 10(c)(ii) below, Phantom Shares shall vest as provided in the applicable Award Agreement.

(ii)                                  Unless otherwise determined by the Committee in an applicable Award Agreement, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d) below.

(d)                                 Settlement of Phantom Shares.

(i)                                     Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided,  however,  that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (if any) or (C) in cash or by transfer of Shares as elected by the Company.

(ii)                                  Each Phantom Share shall be settled with a single-sum payment by the Company; provided,  however,  that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.

(iii)                               (A)                               Except as otherwise provided by the Committee, the settlement date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service (the “Settlement Date”).

(B)                               Notwithstanding Section 10(d)(iii)(A), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(C)                               Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death.

(iv)                              Notwithstanding any other provision of the Plan (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate), a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency” shall have the meaning provided in Section 409A of the Code and the regulations thereunder, as determined by the Committee in its sole discretion, provided that such Unforeseeable Emergency must cause a severe financial hardship to the Grantee resulting from (A) a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, (B) loss of the Grantee’s property due to casualty, or (C) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(X)                               through reimbursement or compensation by insurance or otherwise;

(Y)                               by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(Z)                                by future cessation of the making of additional deferrals with respect to Phantom Shares.

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

(e)                                  Other Phantom Share Provisions.

(i)                                     Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)                                  A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(iii)                               The Committee may (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)                              Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)                                 No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 11 hereof, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

(f)                                   Claims Procedures.

(i)                                     The Grantee, or his or her beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Secretary of the Company or his or her designee.  A claim is not considered filed until such communication is actually received.  Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided to the Secretary of the Company or his or her designee within the initial 90-day period) after the filing of the claim, the Committee will either:

(A)                               approve the claim and take appropriate steps for satisfaction of the claim; or

(B)                               if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (1) the specific reason or reasons for the denial; (2) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (4) a reference to this Section 10(f) as the provision setting forth the claims procedure under the Plan.

(ii)                                  The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim.  Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

11.                               Provisions Applicable to Dividend Equivalent Rights.

(a)                                 Grant of DERs.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during a specified period determined by the Committee, which may be, for example, between the date a Grant is issued or vests, and the date such Grant is exercised, vests or expires.  Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  With respect to DERs granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such DERs shall be payable regardless of whether such Option is exercised.  If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Award Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

(b)                                 Certain Terms.

(i)                                     The term of a DER shall be set by the Committee in its discretion.

(ii)                                  Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

(c)                                  Other Types of DERs.  The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be granted to Eligible Persons.  For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 11(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

(d)                                 Deferral.

(i)                                     The Committee may (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) establish a program under which Grantees (A) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) hereof as though directly applicable with respect thereto, upon the granting of DERs, or (B) will have payments with respect to DERs deferred.

(ii)                                  The Committee may establish a program under which distributions with respect to DERs may be deferred.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

12.                               Provisions Applicable to Restricted Limited Partnership Units.

(a)                                 Vesting Periods.  In connection with the grant of Restricted Limited Partnership Units, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the Restricted Limited Partnership Units granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement.  Subject to the provisions of this Section 12, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Limited Partnership Units shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b)                                 Grant of Restricted Limited Partnership Units.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the Grant of Restricted Limited Partnership Units to Eligible Persons; (ii) provide a specified purchase price for the Restricted Limited Partnership Units (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Limited Partnership Units and (iv) determine or impose other conditions to the Grant of Restricted Limited Partnership Units under the Plan as it may deem appropriate.

(c)                                  Restrictions and Conditions.  Unless otherwise provided by the Committee in an Award Agreement, the Restricted Limited Partnership Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:  subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Restricted Limited Partnership Units lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Restricted Limited Partnership Units awarded under the Plan (or have such units attached or garnished).  Subject to the provisions of the applicable Award Agreement, the period of forfeiture with respect to Restricted Limited Partnership Units granted hereunder shall lapse as provided in the applicable Award Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Restricted Limited Partnership Units shall only lapse as to whole units.

(d)                                 Termination of service.  Unless otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service for any reason, then (A) all Restricted Limited Partnership Units still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (X) the amount paid by the Grantee, if any, for such forfeited Restricted Limited Partnership Units as contemplated by Section 12(b) hereof, and (Y) the Fair Market Value on the date of termination of the forfeited Restricted Limited Partnership Units.

13.                               Other Equity-Based Awards.  The Board shall have the right to grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock, and the grant of restricted stock units.

14.                               Performance Goals.  The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied.  The Performance Goals shall be based upon the Performance Criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full.  The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code.  Prior to the award of Restricted Stock intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Grant, have been satisfied.  Performance Goals which do not satisfy the foregoing provisions of this Section 14 may be established by the Committee with respect to Grants not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

15.                               Term of Plan.  Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan.

16.                               Recapitalization and Changes of Control.

(a)                                 Subject to any required action by stockholders and to the specific provisions of Section 17 hereof, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i)                                     the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan shall be appropriately adjusted by the Committee in its discretion; and

(ii)                                  the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Award Agreements) so that they are, in their respective Options, Phantom Shares and DERs (and, as appropriate, other Grants under Section 13 hereof), substantially proportionate to the rights existing in such Options, Phantom Shares and DERs (and other Grants under Section 13 hereof) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 13) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 13, as applicable, (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 16(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

(b)                                 Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 16 shall be subject to the applicable restrictions and requirements imposed by Section 9 hereof, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i) hereof.

(c)                                  If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) hereof may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii) hereof, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d) hereof, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i) hereof.

(d)                                 The judgment of the Committee with respect to any matter referred to in this Section 16 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

(e)                                  Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.  Subject to the terms of any applicable Award Agreement, in the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other Grant under Section 13 hereof (in each case whether or not vested), shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

(f)                                   To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

(g)                                  Except as expressly provided in this Section 16, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

(h)                                 Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

(i)                                     Upon the occurrence of a Change in Control:

(i)                                     The Committee as constituted immediately before such Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of such Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability or vesting of awards granted under the Plan, cancellation of any Options or stock appreciation rights in return for payment equal to the Fair Market Value of Shares subject to an Option or stock appreciation right as of the date of such Change in Control less the Exercise Price applicable thereto (which amount may be zero) and settling of each vested Phantom Share or, as applicable, other Grant under Section 13 hereof (in each case whether or not vested)), if any, provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)                                  Notwithstanding the provisions of Section 10 hereof, the Settlement Date for Phantom Shares shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

17.                               Effect of Certain Transactions.  In the case of (a) the dissolution or liquidation of the Company, (b) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (c) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 16 hereof.  In the event of such termination, all outstanding Options and Grants shall be exercisable to the extent then vested (taking into account any accelerated vesting provided by the Committee) for at least ten days prior to the date of such termination.

18.                               Securities Law Requirements.

(a)                                 Legality of Issuance.  The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)                                     the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)                                  the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)                               each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof), DERs (or issuance of Shares in respect thereof), Restricted Limited Partnership Units or other Grant under Section 13 hereof (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares or other awards issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, Restricted Limited Partnership Units, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock, Restricted Limited Partnership Units or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)                                 Restrictions on Transfer.  Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law.  In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 18 shall be conclusive and binding on all persons.  Without limiting the generality of Section 6 hereof, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(c)                                  Registration or Qualification of Securities.  The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

(d)                                 Exchange of Certificates.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall, with the permission of the Committee, be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

(e)                                  Certain Loans.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

19.                               Compliance with Section 409a of the Code.

(a)                                 Any Award Agreement issued under the Plan that is subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements of Section 409A of the Code.

(b)                                 With respect to any Grant issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution, to the extent it would constitute a payment of nonqualified deferred compensation within the meaning of Section 409A of the Code that is ineligible for an exemption from treatment as such, may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code).

(c)                                  Notwithstanding any other provision of the Plan, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.  Nothing contained herein is intended to provide assurances or an indemnity to any Grantee regarding his or her personal tax treatment.

20.                               Amendment of the Plan.  The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, taking into account applicable laws, regulations, exchange and accounting rules.  The Board may otherwise amend the Plan as it shall deem advisable, except that no amendment may materially impair the rights of a Grantee under an award previously granted without the Grantee’s consent, unless effected to comply with applicable law or regulation or to meet the requirements of any accounting standard or to correct an administrative error.

21.                               Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

22.                               Tax Withholding.  Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.  To the extent permitted by the Committee from time to time, a Grantee may elect to have such tax withholding satisfied, in whole or in part, by (a) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (b) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (c) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation.  Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

23.                               Notices.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or his or her designee or mailed to its principal office, addressed to the attention of the Secretary of the Company or to his or her designee; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the applicable Participating Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 23.

24.                               Rights to Employment or Other Service.  Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of any Participating Company (if applicable) or interfere in any way with the right of such Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

25.                               Exculpation and Indemnification.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee, in each case as constituted from time to time, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

26.                               No Fund Created.  Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 26 any accounts established to facilitate the implementation of Section 10(d)(iii) hereof) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided,  however,  that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a

Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).  Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

27.                               No Fiduciary Relationship.  Nothing contained in the Plan (including without limitation Section 10(e)(iii) hereof), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, their respective officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

28.                               Captions.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

29.                               GOVERNING LAW.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

30.                               Regional Variation.  The Committee reserves the right to authorize the establishment of, and to grant Awards pursuant to, annexes, sub-plans or other supplementary documentation as the Committee deems appropriate in light of local law, rules and customs.

EXHIBIT A

PERFORMANCE CRITERIA

Performance Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria (as defined below), in each case on a specified date or over any period, up to 10 years, as determined by the Committee.  Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i)                                     pre-tax income,

(ii)                                  after-tax income,

(iii)                               net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

(iv)                              operating income or profit,

(v)                                 cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

(vi)                              earnings per share (basic or diluted),

(vii)                           return on equity,

(viii)                        returns on revenues,

(ix)                              return on invested capital or assets (gross or net),

(x)                                 cash, funds or earnings available for distribution,

(xi)                              appreciation in the fair market value of the Common Stock,

(xii)                           operating expenses,

(xiii)                        implementation or completion of critical projects or processes,

(xiv)                       return on investment,

(xv)                          total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

(xvi)                       net earnings growth,

(xvii)                    stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xviii)                 related return ratios,

(xix)                       increase in revenues,

(xx)                          the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

(xxi)                       net earnings,

(xxii)                    changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xxiii)                 number of securities sold,

(xxiv)                earnings before or after any one or more of the following items:  interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period,

(xxv)                   total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxvi)                economic value created,

(xxvii)             operating margin or profit margin,

(xxviii)          Share price or total shareholder return,

(xxix)                cost targets, reductions and savings, productivity and efficiencies,

(xxx)                   strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

(xxxi)                objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

(xxxii)             any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of a particular Performance Criteria or the attainment of a percentage increase or decrease in a particular Performance Criteria, and may be applied to one or more of the

Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense:  (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year